Exhibit I-2

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

[Translation]

Information Disclosed Online

Related to the Notice of Convocation of the 88th Ordinary General Meeting of Shareholders

•  Matters concerning subscription rights to shares, etc., of the Company

•  Company Structure and Policies

•  Details of the resolution on establishment of the system to ensure the appropriateness of business operations

•  Outline of the status of operation of the system to ensure the appropriateness of business operations

•  Consolidated Financial Statements

•  Consolidated statement of changes in equity

•  Notes to consolidated financial statements

•  Financial Statements (non-consolidated)

•  Statement of changes in equity

•  Notes to financial statements (non-consolidated)

This information is posted on the Company’s website (https://www.cemedine.co.jp) pursuant to applicable laws and regulations and Article 15 of the Articles of Incorporation of the Company.

CEMEDINE CO., LTD.

Matters concerning subscription rights to shares, etc., of the Company

(1) Status of subscription rights to shares as of the end of the current fiscal year

(i)	Subscription rights to shares issued by resolution of the board of directors meeting held on September 26, 2008

a	Number of subscription rights to shares 8 units

b	Type and number of shares to be issued 8,000 shares of common shares (1,000 shares per subscription right)

c	Total number of subscription rights to shares held by directors by category

	Series No. (exercise price)	Exercise Period	Number	Number of Holders
Directors (excluding outside directors)	Series 1 (163,000 yen)	October 21, 2008 to October 20, 2028	8 units	1 person

(ii)	Subscription rights to shares issued by resolution of the board of directors meeting held on July 24, 2009

a	Number of subscription rights to shares 8 units

b	Type and number of shares to be issued 8,000 shares of common shares (1,000 shares per subscription right)

c	Total number of subscription rights to shares held by directors by category

	Series No. (exercise price)	Exercise Period	Number	Number of Holders
Directors (excluding outside directors)	Series 2 (273,000 yen)	August 12, 2009 to August 11, 2029	8 units	1 person

(iii)	Subscription rights to shares issued by resolution of the board of directors meeting held on July 9, 2010

a	Number of subscription rights to shares 8 units

b	Type and number of shares to be issued 8,000 shares of common shares (1,000 shares per subscription right)

c	Total number of subscription rights to shares held by directors by category

	Series No. (exercise price)	Exercise Period	Number	Number of Holders
Directors (excluding outside directors)	Series 3 (293,000 yen)	July 27, 2010 to July 26, 2030	8 units	1 person

(iv)	Subscription rights to shares issued by resolution of the board of directors meeting held on June 24, 2011

a	Number of subscription rights to shares 7 units

b	Type and number of shares to be issued 7,000 shares of common shares (1,000 shares per subscription right)

c	Total number of subscription rights to shares held by directors by category

	Series No. (exercise price)	Exercise Period	Number	Number of Holders
Directors (excluding outside directors)	Series 4 (342,000 yen)	July 15, 2011 to July 14, 2031	7 units	1 person

(v)	Subscription rights to shares issued by resolution of the board of directors meeting held on June 22, 2012

a	Number of subscription rights to shares 7 units

b	Type and number of shares to be issued 7,000 shares of common shares (1,000 shares per subscription right)

c	Total number of subscription rights to shares held by directors by category

	Series No. (exercise price)	Exercise Period	Number	Number of Holders
Directors (excluding outside directors)	Series 5 (352,000 yen)	July 13, 2012 to July 12, 2032	7 units	1 person

(vi)	Subscription rights to shares issued by resolution of the board of directors meeting held on June 19, 2013

a	Number of subscription rights to shares 7 units

b	Type and number of shares to be issued 7,000 shares of common shares (1,000 shares per subscription right)

c	Total number of subscription rights to shares held by directors by category

	Series No. (exercise price)	Exercise Period	Number	Number of Holders
Directors (excluding outside directors)	Series 6 (388,000 yen)	July 10, 2013 to July 9, 2033	7 units	1 person

(vii)	Subscription rights to shares issued by resolution of the board of directors meeting held on June 19, 2014

a	Number of subscription rights to shares 6 units

b	Type and number of shares to be issued 6,000 shares of common shares (1,000 shares per subscription right)

c	Total number of subscription rights to shares held by directors by category

	Series No. (exercise price)	Exercise Period	Number	Number of Holders
Directors (excluding outside directors)	Series 7 (388,000 yen)	July 11, 2014 to July 10, 2034	6 units	1 person

(viii)	Subscription rights to shares issued by resolution of the board of directors meeting held on June 19, 2015

a	Number of subscription rights to shares 9 units

b	Type and number of shares to be issued 9,000 shares of common shares (1,000 shares per subscription right)

c	Total number of subscription rights to shares held by directors by category

	Series No. (exercise price)	Exercise Period	Number	Number of Holders
Directors (excluding outside directors)	Series 8 (415,000 yen )	July 10, 2015 to July 9, 2035	9 units	1 person

(ix)	Subscription rights to shares issued by resolution of the board of directors meeting held on June 22, 2016

a	Number of subscription rights to shares 9 units

b	Type and number of shares to be issued 9,000 shares of common shares (1,000 shares per subscription right)

c	Total number of subscription rights to shares held by directors by category

	Series No. (exercise price)	Exercise Period	Number	Number of Holders
Directors (excluding outside directors)	Series 9 (441,000 yen)	July 8, 2016 to July 7, 2036	9 units	1 person

(x)	Subscription rights to shares issued by resolution of the board of directors meeting held on June 21, 2017

a	Number of subscription rights to shares 5 units

b	Type and number of shares to be issued 5,000 shares of common shares (1,000 shares per subscription right)

c	Total number of subscription rights to shares held by directors by category

	Series No. (exercise price)	Exercise Period	Number	Number of Holders
Directors (excluding outside directors)	Series 10 (664,000 yen)	July 11, 2017 to July 10, 2037	5 units	1 person

(xi)	Subscription rights to shares issued by resolution of the board of directors meeting held on June 20, 2018

a	Number of subscription rights to shares 5 units

b	Type and number of shares to be issued 5,000 shares of common shares (1,000 shares per subscription right)

c	Total number of subscription rights to shares held by directors by category

	Series No. (exercise price)	Exercise Period	Number	Number of Holders
Directors (excluding outside directors)	Series 11 (938,000 yen)	July 9, 2018 to July 8, 2038	5 units	1 person

(xii)	Subscription rights to shares issued by resolution of the board of directors meeting held on June 19, 2019

a	Number of subscription rights to shares 15 units

b	Type and number of shares to be issued 15,000 shares of common shares (1,000 shares per subscription right)

c	Total number of subscription rights to shares held by directors by category

	Series No. (exercise price)	Exercise Period	Number	Number of Holders
Directors (excluding outside directors)	Series 12 (794,000 yen)	July 9, 2019 to July 8, 2039	15 units	3 persons

(xiii)	Subscription rights to shares issued by resolution of the board of directors meeting held on June 17, 2020

a	Number of subscription rights to shares 17 units

b	Type and number of shares to be issued 17,000 shares of common shares (1,000 shares per subscription right)

c	Total number of subscription rights to shares held by directors by category

	Series No. (exercise price)	Exercise Period	Number	Number of Holders
Directors (excluding outside directors)	Series 13 (640,000 yen)	July 8, 2020 to July 7, 2040	17 units	3 persons

(xiv)	Subscription rights to shares issued by resolution of the board of directors meeting held on June 16, 2021

a	Number of subscription rights to shares 16 units

b	Type and number of shares to be issued 16,000 shares of common shares (1,000 shares per subscription right)

c	Total number of subscription rights to shares held by directors by category

	Series No. (exercise price)	Exercise Period	Number	Number of Holders
Directors (excluding outside directors)	Series 14 (777,000 yen)	July 7, 2021 to July 6, 2041	16 units	3 persons

(2) Other important matters concerning subscription rights to shares

Not applicable.

Company Structure and Policies

(1) Details of the resolution on establishment of the system to ensure the appropriateness of business operations

The details of the resolution made by the board of directors meeting to ensure the appropriateness of business operations are as follows.

1.	System to ensure that the duties of directors and employees of the Company are conducted in compliance with applicable laws and regulations and the Articles of Incorporation of the Company.

(1)

The “Compliance Committee” shall be established and such committee shall control matters and risks related to corporate ethics and legal compliance, work with the “Risk Management Committee” (to be discussed below), and report to the President and the “Risk Management Committee.”

(2)

As a code of conduct for directors and all employees to act in compliance with applicable laws and regulations, the Articles of Incorporation, and social norms, the “CEMEDINE Group Compliance Risk Management Manual” (the “CR Management Manual”) shall be established, and measures, etc., to promote compliance shall be determined.

(3)

The “CEMEDINE Group Code of Conduct” shall be established. Directors and all employees shall be required to carry such code of conduct at all times (such code of conduct is written on their ID cards), and take ownership over the dissemination of compliance in the conduct of their businesses, and the HR & General Affairs Department shall act as the supervising section and provide guidance for compliance through training sessions and other means.

(4)

As a whistle blowing system concerning compliance, the Whistle Blowing System, under which the “Compliance Committee” Secretariat and an external third-party organization serve as recipients of information, shall be established, and it shall be clarified that no adverse treatment shall be conducted against whistleblowers.

(5)	The status of compliance shall be audited by the Audit Office.

2.	Matters concerning storage and management of information pertaining to the execution of duties by directors of the Company

In accordance with the document management rules, the information pertaining to the execution of duties by directors shall be stored and managed appropriately and responsibly in a highly searchable manner as necessary for the relevant storage media. Directors and company auditors may inspect these documents at any time.

3.	Company rules and other systems for management of risk of loss

(1)

The “Basic Rules for Risk Management” shall be established, whereby a basic system for risk management, including types and definitions of risks that should be recognized by the Company Group, and structure and system for risk management, shall be developed.

(2)

The “Risk Management Committee” shall be established and such committee shall develop an effective internal control system and policies in the Company Group. In case of an event that could lead to a crisis for the Company, such committee shall work with a council relating to such crisis, and centrally manage information relating to such crisis in order to appropriately deal with the various events, and report to the President.

(3)

Safety and environmental quality inspections (the “Safety and Quality Inspection”) of manufacturing sites of the Company Group shall be conducted, and thereby reported to the President and the “Risk Management Committee” with proposals regarding risk management and prevention of crises related to safety, environment and quality.

(4)

The “Company-wide Safety and Health Council” shall be established, and such council shall control matters relating to occupational safety, and health and process safety, work with the “Risk Management Committee” as necessary, and report to the President and the “Risk Management Committee.”

(5)

The “Quality Council” shall be organized by the President, and such council shall control matters and risks related to quality assurance, product safety and chemical substance management, and work with the “Risk Management Committee” as necessary.

(6)

In order to confirm the safety of employees in the event of a disaster, an emergency call and safety confirmation system shall be established to send emails simultaneously to employees and their families in an emergency or at any discretionary timing.

4.	System to ensure that the duties of directors of the Company are conducted efficiently

(1)

As a fundamental structure to ensure the efficient execution of duties by directors, board of directors meetings shall be held at least once a month and on an extraordinary basis as needed, to make decisions on important matters and supervise the status of directors’ execution of businesses.

(2)

In order to strengthen the function of the board of directors and to improve the management efficiency, management meetings, which are attended by directors and executive officers, shall be held at least twice a month in principle, whereat decisions with respect to important matters and matters to be deliberated prior to board of directors meetings shall be flexibly made in accordance with separately established rules, etc.

5.	System to ensure the appropriateness of business operations at the corporate group consisting of the Company and subsidiaries

(1)	System for reporting matters related to the execution of duties by directors, etc., of subsidiaries to the Company

Subsidiaries shall be obliged to report their business results monthly and quarterly, and directors in charge shall properly respond thereto.

(2)	Subsidiary rules and other systems for management of risk of loss

(i)	The “Risk Management Committee” shall supervise and respond to the risks of the entire Company Group.

(ii)	The “Quality Assurance Division” shall be in charge of quality assurance and quality control for the entire Company Group.

(iii)	The Audit Office shall audit the status of compliance for the entire Company Group.

(iv)	The “Safety and Quality Inspection” shall be conducted at the manufacturing divisions of the Company Group.

(3)	System to ensure that the execution of duties by directors, etc., is conducted efficiently

(i)

Financial matters of subsidiaries, including changes in assets or capital exceeding a certain amount, shall be resolved at the management meetings, and the division of roles in decision-making shall be clarified.

(ii)	The Marketing Headquarters shall oversee the sales system of the entire Company Group, and the Production Division shall oversee the manufacturing system of the entire Company Group.

(4)

System to ensure that the duties by directors and employees of subsidiaries are conducted in compliance with applicable laws and regulations and the Articles of Incorporation The “CR Management Manual” and the “CEMEDINE Group Code of Conduct” shall apply across the Company Group, and the Whistle Blowing System shall cover the entire Company Group.

6.

In cases where the board of company auditors requests the appointment of employees to assist the board of company auditors, matters concerning the system relating to such employees Employees at the Audit Office, HR & General Affairs Department, and Administration Group shall assist as necessary the business of the secretariat of the board of company auditors and the duties of the board of company auditors.

7.

Matters concerning the independence of the employees referred to in the preceding item and matters to ensure the effectiveness of instructions given by company auditors to such employees With respect to instructions and orders from company auditors to assistant employees, the regulations on the division of duties shall clearly stipulate that such assistant employees shall not receive any instruction or order from directors or supervisors of sections to which such assistant employees belong, and ensure that such regulations are strictly adhered to.

8.	System for reporting to the board of company auditors

(1)	System for reporting from directors and employees of the Company to the board of company auditors

Directors or employees shall promptly report to the board of company auditors on matters that have a significant impact on the Company and the Company Group, the status of internal audits, and the status and contents of reporting through the Whistle Blowing System. Meetings to be attended by company auditors, materials to be inspected by company auditors, items to be regularly or exceptionally reported to company auditors, and other matters shall be determined upon consultation between directors and the board of company auditors.

(2)

System for reporting to the board of company auditors of the Company from directors, company auditors, executive members and employees of subsidiaries, or receivers of reports from the above-said persons

A person who finds any violation of compliance or significant risk factor in the Company Group shall promptly report to the “Compliance Committee,” which serves as the point-of-contact for the Whistle Blowing System, on his/her own or through his/her superior. The board of company auditors shall receive such reports through full-time company auditors attending such committee, or through regular reporting from such committee to the board of company auditors.

9.	System to ensure that a person who reported in accordance with the preceding item is not treated disadvantageously due to such reporting

Under the Whistle Blowing System, in which the “Compliance Committee” Secretariat and an external third-party organization receive reports, the anonymity of the whistleblower shall be ensured, and the “CR Management Manual” shall clearly stipulate that whistleblowers shall not be treated disadvantageously.

10.	Matters concerning the policy for processing of expenses or liabilities arising from the execution of duties by company auditors

The “Company Auditor Auditing Standards” shall clearly stipulate that the board of company auditors may submit a budget to the Company in advance with respect to the expenses deemed necessary for the execution of duties, and may afterward request reimbursement of expenses incurred in an emergency or on an extraordinary basis to the Company.

11.	Other systems to ensure that audits by the board of company auditors are conducted effectively

The board of company auditors shall maintain close cooperation with the Audit Office, etc., in order to carry out efficient audits in conducting investigations and other audits of the businesses and financial statuses of the Company and each company of the Company Group. In addition, the board of company auditors and Representative Director and other directors shall exchange their opinions when necessary.

12.	System to ensure the appropriateness of financial reporting

In accordance with the Financial Instruments and Exchange Act, in order to ensure the validity of the system (internal control over financial reporting) for preparation of proper financial reports of the Company and each company of the Company Group in accordance with applicable laws and regulations, etc., the Internal Control Committee shall be established under the supervision of the board of directors, and such committee shall take the lead in promoting the appropriate development and operation of the said system.

13.	Basic policy for eliminating antisocial forces

(1)	The Company shall take a firm stand against antisocial forces that threaten the order and safety of civil society, and sever all relationship therewith.

(2)

Response to antisocial forces shall be stipulated in the “CEMEDINE Group Code of Conduct”, and the Company shall obligate directors and all employees to carry such code of conduct at all times and disseminate the same.

(3)

In the event of an improper demand, the Company shall respond thereto as an organization as a whole, in cooperation with external agencies such as the police and lawyers. The general department to respond to improper demands shall be the HR & General Affairs Department (responsible person: the HR & General Affairs Department Leader), and such group shall cooperate closely with the competent police departments and related organizations at ordinary times, and endeavor to collect information and build a cooperative system.

(2)	Outline of the status of operation of the system to ensure the appropriateness of business operations Major efforts made in the current fiscal year are as follows.

1.	The overall Internal Control System

(i)

In accordance with the “Risk Management Policy” and the “Basic Rules for Risk Management,” which clarify the Company Group’s basic approach to risk management, the system for risk management was properly operated.

(ii)	In events that could lead to a crisis for the Company, the “Risk Management Committee” properly responded thereto.

2.	Compliance

(i)	At regular morning meetings, the “CEMEDINE Group Code of Conduct” was recited.

(ii)

In order to disseminate and share necessary information and take measures promptly by sharing with each division the information such as domestic statutory regulations, green procurement by customers and by industries, and regulations in each country and region related to export, the personnel from factories, purchasing, development, sales, quality control and other divisions gathered and regularly (once a month) held the “Chemical Substances Management Committee.”

3.	Internal control over financial reporting

Based on the annual plan for internal control over financial reporting, the Internal Control Committee evaluated the status of the establishment and operation of the internal control, and pointed out deficiencies and items to be improved to each division.

4.	Internal Audit

The Audit Office conducted internal audits of the Company and the entire Company Group in accordance with the audit plan.

5.	Management of other risks of loss

(i)	A safety confirmation test was conducted by using an emergency call and the safety confirmation system.

(ii)

Information concerning antisocial forces was collected, such as by participating in online training sessions held by the Public Interest Incorporated Association The Federation for Prevention of Special Violence of the Metropolitan Police Department.

(iii)	“Safety and Quality Inspections” were conducted at the manufacturing divisions of the Company and the entire Company Group.

(iv)	The BCP Task Force continued to respond to the prolonged outbreak of the novel coronavirus disease.

(v)

In order to prevent infections of the novel coronavirus disease, teleworking was encouraged within the Company and the entire Company Group, and restrictions on or prudent implementation of travel and conducting of business were disseminated and ensured.

(vi)	The Audit Office provided corporate ethics training to all employees.

Consolidated Statement of Changes in Equity	(	From April 1, 2021 To March 31, 2022)

(Unit: thousand yen)

	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury shares	Total shareholders’ equity
Balance at the beginning of the fiscal year	3,050,375	2,588,157	7,261,566	(61,267)	12,838,831
Change during the consolidated fiscal year
Dividend of surplus	—	—	(149,935)	—	(149,935)
Net income for the fiscal year attributable to the parent company	—	—	1,479,157	—	1,479,157
Acquisition of treasury shares	—	—	—	(32)	(32)
Disposal of treasury shares	—	10,258	—	9,153	19,412
(Net) change in items other than shareholders’ equity during the consolidated fiscal year	—	—	—	—	—
Total change during the consolidated fiscal year	—	10,258	1,329,222	9,120	1,348,601

Balance at the end of the fiscal year	3,050,375	2,598,416	8,590,788	(52,147)	14,187,433

(Unit: thousand yen)

	Accumulated other comprehensive income				Subscription rights to shares	Non-controlling interests	Total net assets
	Valuation difference on available-for-sale securities	Foreign currency translation adjustment	Remeasurements of defined benefit plans	Total accumulated other comprehensive income
Balance at the beginning of the fiscal year	120,424	44,463	6,540	171,428	69,622	417,663	13,497,545
Change during the consolidated fiscal year
Dividend of surplus	—	—	—	—	—	—	(149,935)
Net income for the fiscal year attributable to the parent company	—	—	—	—	—	—	1,479,157
Acquisition of treasury shares	—	—	—	—	—	—	(32)
Disposal of treasury shares	—	—	—	—	—	—	19,412
(Net) change in items other than shareholders’ equity during the consolidated fiscal year	(5,181)	50,597	(20,620)	24,794	(6,060)	54,519	73,254
Total change during the consolidated fiscal year	(5,181)	50,597	(20,620)	24,794	(6,060)	54,519	1,421,856

Balance at the end of the fiscal year	115,242	95,060	(14,079)	196,223	63,562	472,183	14,919,402

Notes to consolidated financial statements

I.	Amounts are rounded down to the nearest thousand yen.

II.	Notes, etc., on significant matters that serve as the basis for the preparation of the consolidated financial statements

1.	Matters concerning the scope of consolidation

Number of consolidated subsidiaries and names of major consolidated subsidiaries

The number of consolidated subsidiaries is eight.

The name of the major consolidated subsidiary is CEMEDINE SHANGHAI CO., LTD.

2.	Matters concerning the application of the equity method

(1) Number of affiliated companies to which the equity method is applied and the names of major companies, etc., among such affiliated companies

The number of affiliated companies to which the equity method is applied is two.

The names of affiliated companies to which the equity method is applied are ASIA CEMEDINE CO., LTD. and CEMEDINE NORTH AMERICA LLC.

(2) Matters deemed necessary to be specifically described with respect to the procedures for the application of the equity method

For companies whose fiscal year end differs from the consolidated fiscal year end, the financial statements for the fiscal year of such companies are used.

3.	Matters concerning the fiscal year, etc., of consolidated subsidiaries

The consolidated subsidiaries whose fiscal year end differs from the consolidated fiscal year end are as follows:

Company name	Fiscal year end
CEMEDINE SALES CO., LTD.	December 31
CEMEDINE CHEMICAL INDUSTRIES CO., LTD.	December 31
CEMEDINE CHEMICAL CO., LTD.	December 31
TAIWAN CEMEDINE CO., LTD.	December 31
CEMEDINE SHANGHAI CO., LTD.	December 31
CEMEDINE PHILIPPINES CORP.	December 31
CEMEDINE THAILAND CO., LTD.	December 31

In preparing the consolidated financial statements, the financial statements of consolidated subsidiaries as of their fiscal year end are used. However, adjustments necessary for consolidation are made with respect to significant transactions that occurred between their fiscal year end and the consolidated fiscal year end.

4.	Matters concerning accounting policies

(1)	Valuation standards and methods for significant assets

(i)	Securities

Other securities

Other than shares, etc., without market price

Stated at fair value (valuation differences are all transferred directly to net assets, and selling costs are calculated by the moving average method).

Shares, etc., without market price

Stated at cost determined by the moving average method.

(ii)	Inventories

Stated at cost determined by the gross average method or moving average method (values in the balance sheet are subject to the book value reduction based on decline in profitability).

(2)	Method of depreciation of significant depreciable assets

(i)	Tangible fixed assets

The straight-line method is adopted.

The major useful lives are as follows:

Buildings and structures: 3 to 50 years

Machinery, equipment and vehicles: 4 to 8 years

Tools, furniture and fixtures: 2 to 20 years

(ii)	Intangible fixed assets

The straight-line method is adopted.

Software for internal use is depreciated using the straight-line method based on the internal usable period (five years).

(3)	Basis for accounting for significant provisions

(i)	Allowance for doubtful accounts

To provide for possible losses from doubtful claims, the Company and domestic consolidated subsidiaries account for an estimated uncollectible amount, by considering the actual loss rate with respect to general claims and the individual collectability with respect to specific claims such as claims with a possibility of default. Overseas consolidated subsidiaries account for an estimated uncollectible amount by considering the individual collectability of claims.

(ii)	Provision for bonuses

To appropriate the payment of bonuses to employees, the Company and domestic consolidated subsidiaries account for the portion of the estimated future payments to be made in the consolidated fiscal year under review.

(4)	Basis for accounting for revenue and expenses

The Company Group manufactures and sells adhesives and sealing materials. For domestic sales, if the length of the period between the time of shipment and the time when control of products and goods (the “Products”) is transferred to the customer is normal, the Company Group recognizes revenue upon shipment.

For overseas sales, the revenue is recognized at the time when the risks associated with holding the Products under the terms of export transactions are transferred to the customer, unless the period during which the ownership of the Products is transferred to the customer is stipulated in individual contracts.

In addition, consideration for transactions is generally received within one year from the fulfillment of performance of obligations.

Revenues related to sales-based royalties committed in exchange for licenses to intellectual properties are recognized based on the sales of the licensee.

(5)	Other significant matters for the preparation of consolidated financial statements

(i)	Treatment of deferred assets

The straight-line method over five years is adopted.

(ii)	Accounting method related to retirement benefits

•	Method of attributing expected retirement benefits to periods

In calculating retirement benefit obligations, the benefit formula basis is used for attributing expected retirement benefits to periods up to the end of the consolidated fiscal year under review.

•	Treatment of actuarial differences and past service costs

Actuarial differences are amortized using the straight line method over a certain number of years (mainly 13 years) not exceeding the average remaining years of service of the employees when such differences occurred in each consolidated fiscal year, from the consolidated fiscal year following the fiscal year in which the differences are recognized. Past service costs are amortized using the straight-line method over a certain number of years (mainly 13 years) not exceeding the average remaining years of the service of employees when such past service costs occurred in each consolidated fiscal year, from the consolidated fiscal year in which the past service costs are recognized.

(iii)	Method and period of amortization of goodwill

The straight-line method over ten years is adopted.

(iv)

Basis for translation of significant assets or liabilities in a foreign currency into Japanese yen adopted in the preparation of financial statements of consolidated companies which served as the basis for the preparation of the consolidated financial statements

Monetary claims and obligations in a foreign currency are translated into Japanese yen at the spot exchange rate as of the consolidated fiscal year end, and the translation differences are accounted for as profits or losses.

Assets and liabilities of subsidiaries, etc., in a foreign country are translated into Japanese yen at the spot exchange rate as of the fiscal year end of the subsidiaries, etc., in the foreign country, and revenue and expenses are translated into Japanese yen at the spot exchange rate as of the fiscal year end of the subsidiaries, etc., in the foreign country. The translation differences are included in the foreign currency translation adjustment and non-controlling interests in net assets.

(v)	Accounting treatment of consumption tax, etc.

Transactions subject to consumption tax and local consumption tax are recorded at amounts exclusive of taxes. However, non-deductible consumption tax and local consumption tax on assets are included in the acquisition cost of individual assets.

III.	Notes on changes in accounting policies

(1)	Application of accounting standards, etc., related to revenue recognition

The “Accounting Standard for Revenue Recognition” (ASBJ Statement No. 29, March 31, 2020; hereinafter the “Accounting Standard for Revenue Recognition”) and other standards have been applied since the beginning of the consolidated fiscal year under review, and, when control of promised goods or services is transferred to the customer, revenue is recognized in an amount expected to be received in exchange for such goods or services.

As a result, revenue related to the granting of certain licenses was previously recognized at the time of deposit, but the method has been changed and revenue over a certain period of time is recognized if the promise to grant a license to a customer is, by its nature, a right to access intellectual properties over the term of the license.

If the length of the period between the time of shipment and the time when control of the Products is transferred to the customer is normal, and for domestic sale of the Products, the alternative treatment stipulated in Paragraph 98 of the “Implementation Guidance on Accounting Standard for Revenue Recognition” (ASBJ Guidance No. 30, March 26, 2021) is applied and revenue is recognized upon shipment.

With respect to the application of the Accounting Standard for Revenue Recognition, the transitional treatment stipulated in the proviso of Paragraph 84 of the Accounting Standard for Revenue Recognition is complied with, and the cumulative effect of retroactive application of a new accounting policy prior to the beginning of the consolidated fiscal year under review is added to or subtracted from the retained earnings at the beginning of the consolidated fiscal year under review, and a new accounting policy has been applied to the balance at the beginning of such fiscal year.

As a result, the application of the Accounting Standard for Revenue Recognition and other standards does not have an impact on the consolidated fiscal year under review. In addition, there is no impact on the balance of retained earnings at the beginning of the fiscal year.

(2)	Application of accounting standards concerning the determination of fair value

The “Accounting Standard for Fair Value Measurement” (ASBJ Statement No. 30, July 4, 2019; hereinafter the “Accounting Standard for Fair Value Measurement”) and other standards have been applied since the beginning of the consolidated fiscal year under review, and in accordance with the transitional treatment stipulated in Paragraph 19 of the Accounting Standard for Fair Value Measurement and Paragraph 44-2 of the “Accounting Standard for Financial Instruments” (ASBJ Statement No. 10, July 4, 2019), a new accounting policy stipulated by the Accounting Standard for Fair Value Measurement will be applied in the future. There is no impact on the consolidated financial statements as a result thereof.

In addition, in the “Notes on financial instruments,” it was decided to provide notes including matters concerning the breakdown, etc., of fair value of financial instruments by level.

IV.	Notes on revenue recognition

1.	Information disaggregating revenue from contracts with customers

Because the only reportable segment is the “Adhesives and Sealing Material Business,” the Company Group disaggregates revenue from contracts with major customers by market, which are internally managed segments, as follows:

(Unit: thousand yen)

	Market segments				Others (Note)	Total
	Construction and civil engineering related	Industry related	General consumers related	Total
Goods transferred at a point in time	12,678,467	10,771,765	4,969,948	28,420,181	—	28,420,181
Goods transferred over a certain period of time	—	24,939	—	24,939	—	24,939
Revenue from contracts with customers	12,678,467	10,796,705	4,969,948	28,445,120	—	28,445,120
Other revenue	—	—	—	—	132,577	132,577
Sales to customers	12,678,467	10,796,705	4,969,948	28,445,120	132,577	28,577,698

(Note) The category of “Others” shows revenue from real property leases.

2.	Underlying information to understand revenue

As described in the “Basis for accounting for revenue and expenses” of “Matters concerning accounting policies.”

3.	Information to understand the amount of revenue for the consolidated fiscal year under review and the subsequent consolidated fiscal years

As the Company Group (the Company and its consolidated subsidiaries) adopts a make-to-stock manufacturing system based on information such as the information on domestic and overseas orders, recent sales results and sales forecasts, there is no transaction price allocated to the remaining performance obligations.

V.	Notes on accounting estimates

Collectability of deferred tax assets

(1)	Amounts reported in the consolidated financial statements for the consolidated fiscal year under review 380,063 thousand yen

(2)	Information that contributes to understanding of the content of accounting estimates

The recognition of deferred tax assets is estimated by the timing and amount of taxable income based on future business plans. Such estimates may be affected by changes in uncertain economic conditions in the future and other factors, and if the actual timing and amount of taxable income generated differs from the estimates, the amount of deferred tax assets may be materially affected in the consolidated financial statements for the following consolidated fiscal year.

VI.	Notes on consolidated balance sheet

1. Accumulated deıpreciation of tangible fixed assets	11,335,439 thousand yen
2. Advanced depreciation due to government subsidies, etc.
Buildings and structures	60,728 thousand yen
Machinery, equipment and vehicles	41,606 thousand yen
Tools, furniture and fixtures	151 thousand yen
Land	30,600 thousand yen
Software	425 thousand yen

VII.	Notes on consolidated statement of changes in equity

1.	Matters concerning the issued and outstanding shares

	Beginning of the consolidated fiscal year under review	Increase	Decrease	End of the consolidated fiscal year under review
Common shares (thousand shares)	15,167	—	—	15,167

2.	Matters concerning dividends

(1) Dividends paid

Resolution	Type of shares	Total dividends (thousand yen)	Dividend per share (yen)	Record date	Effective date
June 16, 2021 Ordinary General Meeting of Shareholders	Common shares	74,897	5.00	March 31, 2021	June 17, 2021
November 9, 2021 Board of Directors meeting	Common shares	75,037	5.00	September 30, 2021	December 2, 2021

(2) Dividends for which the record date belongs to the consolidated fiscal year under review and for which the effective date falls in the following consolidated fiscal year

Resolution	Type of shares	Source of dividends	Total dividends (thousand yen)	Dividends per share (yen)	Record date	Effective date
June 15, 2022 Ordinary General Meeting of Shareholders	Common shares	Retained earnings	150,075	10.00	March 31, 2022	June 16, 2022

3.	Matters concerning the type and total number of shares subject to subscription rights to shares, etc.

Common shares	127,000 shares

VIII.	Notes on financial instruments

1.	Matters concerning the status of financial instruments

(1) Policies for dealing with financial instruments

The Company Group’s fund management is limited to short-term deposits, etc. In addition, the Company Group raises funds by borrowing the required money from the parent company or financial institutions, including banks.

(2) Contents of financial instruments and risks associated with such financial instruments

Notes and accounts receivable, which are trade receivables, and electronically recorded monetary claims are exposed to credit risk of customers. Investment securities are shares held for the purpose of maintaining business relationships with business partners, and are exposed to fluctuation risk in market prices. Notes and accounts receivables, which are trade receivables, and electronically recorded monetary claims are payable within one year.

(3) Risk management system for financial instruments

(i)	Management of credit risk (risk related to non-performance of contracts, etc., of business partners)

With respect to credit risk related to notes and accounts receivable, and electronically recorded monetary claims, the Company regularly monitors the status of major business partners, manages due dates and balances for each business partner and seeks to identify and mitigate concerns for collection at an early stage due to deterioration in financial information, in accordance with the Credit Management Rules. Consolidated subsidiaries also manage such risk in the same manner in compliance with the Company’s Credit Management Rules.

(ii)	Management of market risks (risks arising from fluctuations in foreign exchange rates, interest rates and others)

With respect to market risks associated with investment securities, the Company identifies fair value on a quarterly basis.

(iii)	Management of liquidity risk associated with fund raising (risk that payment may not be made on scheduled due dates)

The Company Group manages liquidity risk by identifying monthly cash balances as appropriate and funding them as necessary.

2.	Matters concerning the fair value, etc., of financial instruments

The amount reported in the consolidated balance sheet, fair value and the difference between these amounts as of March 31, 2022 (the consolidated fiscal year end of the fiscal year under review) are as follows. “Cash and deposits,” “Notes and accounts receivable-trade, and contract assets,” “Electronically recorded monetary claims-operating,” “Notes and accounts payable-trade,” and “Electronically recorded obligations-operating” are omitted because their fair values approximate their carrying amounts as they are settled in a short period of time.

(Unit: thousand yen)

	Amount reported in the consolidated balance sheet	Fair value	Difference
Investment securities
Other securities	645,638	645,638	—

Total assets	645,638	645,638	—

Shares, etc., without market price are not included in the “investment securities.” The amounts reported in the consolidated balance sheet of such financial instruments are as follows:

(Unit: thousand yen)

Classification	Amount reported in the consolidated balance sheet
Shares in affiliated companies	72,685
Unlisted shares	10,974

3.	Matters concerning the breakdown, etc., of fair value of financial instruments by level

The fair value of financial instruments is categorized into the following three levels, depending on the observability and significance of the inputs for the determination of fair value:

Level 1 fair value:	The fair value determined by quoted market prices for assets or liabilities subject to the determination of observable fair value, which are formed in active markets, out of the inputs for the determination of such fair value

Level 2 fair value:	The fair value determined using inputs for the determination of fair value other than Level 1 inputs, out of the inputs for the determination of observable fair value.

Level 3 fair value:	The fair value determined using inputs for the determination of non-observable fair value.

If multiple inputs that will materially affect the determination of fair value are used, the fair value is categorized into the level which has the lowest priority in determining fair value, out of the levels to which such inputs respectively belong.

Financial instruments reported in the consolidated balance sheet at fair value

(Unit: thousand yen)

Classification	Fair value
	Level 1	Level 2	Level 3	Total
Investments securities
Other securities	645,638	—	—	645,638

Total assets	645,638	—	—	645,638

(Note) Description of valuation method used to determine fair value and inputs for determining fair value Investment securities

For listed shares, the prices on stock exchanges are used. Since listed shares are traded in active markets, their fair values are categorized as Level 1 fair value.

IX.	Notes on leased real property

1.	Matters concerning the status of leased real property

The Company owns rental apartments (including land) in Shinagawa-ku, Tokyo.

2.	Matters concerning the fair value of leased real property

(Unit: thousand yen)

Amount reported in the consolidated balance sheet	Fair value as of the consolidated fiscal year end
644,920	2,920,000

(Note 1) The amount reported in the consolidated balance sheet is the amount of acquisition cost less accumulated depreciation.

(Note 2) Method of determination of fair value

The fair value at the end of the fiscal year is the amount determined by the Company based on the “Real Property Appraisal Standards.”

X. Notes on Per Share Information

1. Net assets per share	958.43yen
2. Net income per share	98.60 yen

XI.	Other notes

(Additional information)

With respect to the impact of COVID-19 on the results of operations and financial conditions of the Company, convergence of infections is not anticipated and the outlook will continue to be uncertain. However, the Company has made accounting estimates, including the recoverability of deferred tax assets, based on the assumption that no material impact will be caused to the results of operations.

Statement of Changes in Equity	(	From April 1, 2021 To March 31, 2022)

(Unit: thousand yen)

	Shareholders’ equity
		Capital surplus			Retained earnings
	Capital stock	Legal capital surplus	Other capital surplus	Total capital surplus	Legal retained earnings	Other retained earnings	Total retained earnings
Balance at the beginning of the fiscal year	3,050,375	2,676,947	9,076	2,686,024	158,000	5,732,395	5,890,395
Change during the fiscal year
Dividend of surplus	—	—	—	—	—	(149,935)	(149,935)
Profit for the fiscal year	—	—	—	—	—	1,425,298	1,425,298
Acquisition of treasury shares	—	—	—	—	—	—	—
Disposal of treasury shares	—	—	10,258	10,258	—	—	—
Reversal of reserve for reduction entry of assets	—	—	—	—	—	—	—
(Net) change in items other than shareholders’ equity during the fiscal year	—	—	—	—	—	—	—
Total change during the fiscal year	—	—	10,258	10,258	—	1,275,363	1,275,363

Balance at the end of the fiscal year	3,050,375	2,676,947	19,335	2,696,283	158,000	7,007,759	7,165,759

	Shareholders’ equity		Valuation and translation adjustments		Subscription rights to shares	Total net assets
	Treasury shares	Total shareholder’s equity	Valuation difference on available-for-sale securities	Total valuation and translation adjustments
Balance at the beginning of the fiscal year	(61,267)	11,565,527	120,424	120,424	69,622	11,755,573
Change during the fiscal year
Dividend of surplus	—	(149,935)	—	—	—	(149,935)
Profit for the fiscal year	—	1,425,298	—	—	—	1,425,298
Acquisition of treasury shares	(32)	(32)	—	—	—	(32)
Disposal of treasury shares	9,153	19,412	—	—	—	19,412
Reversal of reserve for reduction entry of assets	—	—	—	—	—	—
(Net) change in items other than shareholders’ equity during the fiscal year	—	—	(5,181)	(5,181)	(6,060)	(11,241)
Total change during the fiscal year	9,120	1,294,743	(5,181)	(5,181)	(6,060)	1,283,501

Balance at the end of the fiscal year	(52,147)	12,860,270	115,242	115,242	63,562	13,039,074

Other Retained Earnings - Details

(Unit: thousand yen)

	Reserve for reduction entry of assets	General reserve	Retained earnings brought forward	Total other retained earnings
Balance at the beginning of the fiscal year	81,864	3,500,000	2,150,531	5,732,395
Change during the fiscal year
Dividend of surplus	—	—	(149,935)	(149,935)
Profit for the fiscal year	—	—	1,425,298	1,425,298
Acquisition of treasury shares	—	—	—	—
Disposal of treasury shares	—	—	—	—
Reversal of reserve for reduction entry of assets	(11,318)	—	11,318	—
(Net) change in items other than shareholders’ equity during the fiscal year	—	—	—	—
Total change during the fiscal year	(11,318)	—	1,286,681	1,275,363

Balance at the end of the fiscal year	70,545	3,500,000	3,437,213	7,007,759

Notes to financial statements (non-consolidated)

I. Amounts are rounded down to the nearest thousand yen.

II. Notes on matters concerning the significant accounting policies

1.	Valuation standards and methods for assets

(1)	Valuation standards and methods for securities

(i)	Shares in subsidiaries and affiliated companies

Stated at cost determined by the moving average method.

(ii)	Other securities

Other than shares, etc., without market price

Stated at fair value (valuation differences are all transferred directly to net assets, and selling costs are calculated by the moving average method).

Shares, etc., without market price

Stated at cost determined by the moving average method.

(2)	Valuation standards and methods for inventories

(i)	goods

Stated at cost determined by the moving average method (values in the balance sheet are subject to the book value reduction based on decline in profitability).

(ii)	products, products in progress, raw materials and stocks

Stated at cost determined by the gross average method (values in the balance sheet are subject to the book value reduction based on decline in profitability).

2.	Method of depreciation of fixed assets

(1)	Tangible fixed assets

The straight-line method is adopted.

The major useful lives are as follows:

Buildings and structures: 3 to 50 years

Machinery, equipment and vehicles: 4 to 8 years

Tools, furniture and fixtures: 2 to 20 years

(2)	Intangible fixed assets

The straight-line method is adopted.

Software for internal use is depreciated using the straight-line method based on the internal usable period (five years).

(3)	Long-term prepaid expenses

The straight-line method is adopted.

3.	Basis for translation of assets and liabilities in a foreign currency into Japanese yen

Monetary claims and obligations in a foreign currency are translated into Japanese yen at the spot exchange rate as of the fiscal year end, and the translation differences are accounted for as profits or losses.

4.	Basis for accounting for provisions

(1)	Allowance for doubtful accounts

To provide for possible losses from doubtful claims, the Company accounts for an estimated uncollectible amount, by considering the actual loss rate in respect of general claims and the individual collectability in respect of specific claims such as claims with a possibility of default.

(2)	Provision for bonuses

To appropriate the payment of bonuses to employees, the Company accounts for the portion of the estimated future payments to be made in the fiscal year under review.

(3)	Provision for retirement benefits

To provide for retirement benefits of employees, the Company accounts for an amount which is deemed to have arisen as of the end of the fiscal year under review based on the estimated retirement benefit obligations and pension plan assets as of the end of the fiscal year under review.

(i)	Method of attributing expected retirement benefits to periods

In calculating retirement benefit obligations, the benefit formula basis is used for attributing expected retirement benefits to periods up to the end of the fiscal year under review.

(ii)	Treatment of actuarial differences and past service costs

Actuarial differences are amortized using the straight line method over a certain number of years (mainly 13 years) not exceeding the average remaining years of service of the employees when such differences occurred in each fiscal year, from the fiscal year following the fiscal year in which the differences are recognized. Past service costs are amortized using the straight-line method over a certain number of years (mainly 13 years) not exceeding the average remaining years of the service of employees when such past service costs occurred in each fiscal year, from the fiscal year in which the past service costs are recognized

5.	Basis for accounting for revenue and expenses

The Company manufactures and sells adhesives and sealing materials. For domestic sales, if the length of the period between the time of shipment and the time when control of products and goods (the “Products”) is transferred to the customer is normal, the Company recognizes revenue upon shipment.

For overseas sales, the revenue is recognized at the time when the risks associated with holding the Products under the terms of export transactions are transferred to the customer, unless the period during which the ownership of the Products is transferred to the customer is stipulated in individual contracts.

In addition, consideration for transactions is generally received within one year from the fulfillment of performance of obligations.

Revenues related to sales-based royalties committed in exchange for licenses to intellectual properties are recognized based on the sales of the licensee.

6.	Other significant matters which serve as the basis for the preparation of financial statements

(1)	Accounting treatment related to retirement benefits

The method of accounting for unrecognized actuarial differences and unrecognized past service costs related to retirement benefits differs from the method of accounting for these items in the consolidated financial statements.

(2)	Accounting treatment of consumption tax, etc.

Transactions subject to consumption tax and local consumption tax are recorded at amounts exclusive of taxes. However, non-deductible consumption tax and local consumption tax on assets are included in the acquisition cost of individual assets.

III. Notes on changes in accounting policies

(1)	Application of accounting standards, etc., related to revenue recognition

The “Accounting Standard for Revenue Recognition” (ASBJ Statement No. 29, March 31, 2020; hereinafter the “Accounting Standard for Revenue Recognition”) and other standards have been applied since the beginning of the fiscal year under review, and, when control of promised goods or services is transferred to the customer, revenue is recognized in an amount expected to be received in exchange for such goods or services.

As a result, revenue related to the granting of certain licenses was previously recognized at the time of deposit, but the method has been changed and revenue over a certain period of time is recognized if the promise to grant a license to a customer is, by its nature, a right to access intellectual properties over the term of the license.

If the length of the period between the time of shipment and the time when control of the Products is transferred to the customer is normal, and for domestic sale of the Products, the alternative treatment stipulated in Paragraph 98 of the “Implementation Guidance on Accounting Standard for Revenue Recognition” (ASBJ Guidance No. 30, March 26, 2021) is applied and revenue is recognized upon shipment.

With respect to the application of the Accounting Standard for Revenue Recognition, the transitional treatment stipulated in the proviso of Paragraph 84 of the Accounting Standard for Revenue Recognition is complied with, and the cumulative effect of retroactive application of a new accounting policy prior to the beginning of the fiscal year under review is added to or subtracted from the retained earnings at the beginning of the fiscal year under review, and a new accounting policy has been applied to the balance at the beginning of such fiscal year.

As a result, the application of the Accounting Standard for Revenue Recognition and other standards does not have an impact on the fiscal year under review. In addition, there is no impact on the balance of retained earnings at the beginning of the fiscal year.

(2)	Application of accounting standards concerning the determination of fair value

The “Accounting Standard for Fair Value Measurement” (ASBJ Statement No. 30, July 4, 2019; hereinafter the “Accounting Standard for Fair Value Measurement”) and other standards have been applied since the beginning of the fiscal year under review, and in accordance with the transitional treatment stipulated in Paragraph 19 of the Accounting Standard for Fair Value Measurement and Paragraph 44-2 of the “Accounting Standard for Financial Instruments” (ASBJ Statement No. 10, July 4, 2019), a new accounting policy stipulated by the Accounting Standard for Fair Value Measurement will be applied in the future. There is no impact on the financial statements as a result thereof.

IV. Notes on accounting estimates

(1)	Collectability of deferred tax assets

(i)	Amounts reported in the financial statements for the fiscal year under review 373,981 thousand yen

(ii)	Information that contributes to understanding of the content of accounting estimates

This information is omitted because it is the same as that stated in the consolidated financial statements.

(2)	Valuation of shares in affiliated companies

(i)	Amounts reported in the financial statements for the fiscal year under review 473,291 thousand yen

(ii)	Information that contributes to understanding of the content of accounting estimates

The Company holds shares in eight domestic and overseas consolidated subsidiaries and two equity-method affiliated companies, all of which are shares without market price. With respect to shares in affiliated companies without market price, if the real value declines significantly due to deterioration in financial position, the valuation difference is accounted for as a loss for the fiscal year under review unless the recoverability is supported by sufficient evidence. The Company relies on the future plans, etc., of affiliated companies, including management’s estimates, as to whether or not impairment charges are required. If deviations from estimates occur due to changes in the business environment or other factors, the prices of shares in affiliated companies may be materially affected in the financial statements for the following fiscal year.

V. Notes on balance sheet

1. Accumulated depreciation of tangible fixed assets	8,625,242 thousand yen
2. Amounts of monetary claims and obligations to affiliated companies
Short-term monetary claims	1,777,990 thousand yen
Short-term monetary obligations	1,322,910 thousand yen

VI. Notes on statement of income Sales with affiliated companies
Net sales	1,848,567 thousand yen
Cost of purchase	5,573,553 thousand yen
Consignment processing costs	404,106 thousand yen
Selling, general and administrative expenses	155,115 thousand yen
Volume of trade arising from transactions that are not business transactions	350,646 thousand yen

VII. Notes on statement of changes in equity

Matters concerning treasury shares

Type of shares	Beginning of the fiscal year under review	Increase	Decrease	End of the fiscal year under review
Common shares (shares)	187,425	40	28,000	159,465

(Summary of reasons for changes)

Increase due to purchase of shares less than one unit: 40 shares

Decrease due to exercise of stock options: 28,000 shares

VIII. Notes on tax effect accounting

Breakdown of major factors causing deferred tax assets and deferred tax liabilities

Deferred tax assets
Provision for retirement benefits	266,570 thousand yen
Loss on valuation of shares in subsidiaries	279,006 thousand yen
Accrued enterprise tax	23,568 thousand yen
Provision for bonuses	104,394 thousand yen
Others	78,871 thousand yen

Subtotal	752,411 thousand yen
Provision for valuation	(298,617 thousand) yen

Total	453,793 thousand yen
Deferred tax liabilities
Reserve for reduction entry of assets	29,860 thousand yen
Valuation difference on available-for-sale securities	49,950 thousand yen

Total	79,811 thousand yen
Net deferred tax assets	373,981 thousand yen

IX. Notes on transactions with related parties

1.	Parent company and major corporate shareholders, etc.

(Unit: thousand yen)

Type	Name of company, etc.	Location	Share capital or investments in capital	Business line	Ratio of ownership of voting rights, etc. (Ratio of voting rights, etc. owned)	Relationship with related parties	Transaction details	Transaction amount	Account item	Balance at the end of the fiscal year
Parent company	KANEKA CORPORATION	Kita-ku, Osaka-shi	33,046,774	Manufacture and sale of functional resin, etc.	Direct (owned) 54.76%	Supplier of raw materials	Payment of personnel expenses	76,603	Accounts payable- others	2,761
							Purchase of materials, etc.	2,798,477	Accounts payable- trade	508,241

Note 1.	Among the above amounts, the transaction amount does not include consumption tax, etc., and the balance at the end of the fiscal year includes consumption tax, etc.
2.	Transaction terms and policies for deciding transaction terms

Transactions with the parent company are determined in the same manner as general transaction terms taking into consideration market prices.

2. Subsidiaries and affiliated companies, etc.

(Unit: thousand yen)

Type	Name of company, etc.	Location	Share capital or investments in capital	Business line	Ratio of ownership of voting rights, etc. (Ratio of voting rights, etc. owned)	Relationship with related parties	Transaction details	Transaction amount	Account item	Balance at the end of the fiscal year
Subsidiary	CEMEDINE CHEMICAL CO., LTD.	Kaga-gun, Okayama	40,000	Manufacture and sale of adhesives	Direct 100.0%	Purchase of products	Purchase of the Products	2,551,959	Electronically recorded monetary claims- operating	447,396
									Accounts payable-trade	261,790
							Sale of materials, etc.	(2,271,785)	Accounts receivable- others	872,165
							Advance on personnel expenses for seconded personnel	12,000

Subsidiary	CEMEDINE SHANGHAI CO., LTD.	Shanghai, the PRC	140,000	Sale of adhesives	Direct 100.0%	Sale of the Company products Concurrent service as an officer	Sales of the Company products	759,703	Accounts receivable-trade	290,134
Subsidiary	CEMEDINE PHILIPPINES CORP.	General Trias, Cavite	20,450 thousand PHP	Manufacture and sale of adhesives	Direct 100.0%	Sale of the Company products	Dividend income	250,000	Accounts receivable-other	227,139

Note 1.	Among the above amounts, the transaction amount does not include consumption tax, etc., and the balance at the end of the fiscal year includes consumption tax, etc.

2.	Transaction terms and policies for deciding transaction terms

(1)	Transactions with affiliated companies are determined in the same manner as general transaction terms taking into consideration market prices.

(2)

With respect to the sale of materials, etc., to CEMEDINE CHEMICAL CO., LTD., the Company purchases materials, etc., in accordance with the instructions of CEMEDINE CHEMICAL CO., LTD. and sells them at the same price as the purchase price. Figures in parentheses in the transaction amount are the total value of transactions. Purchases and sales are offset to be presented in the financial statements.

X.	Notes on Per Share Information

1. Net assets per share	864.60 yen
2. Net income per share	95.01 yen

XI.	Other notes

(Additional information)

With respect to the impact of COVID-19 on the results of operations and financial conditions of the Company, convergence of infections is not anticipated and the outlook will continue to be uncertain. However, the Company has made accounting estimates, including the recoverability of deferred tax assets, based on the assumption that no material impact will be caused to the results of operations.